UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2021

Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	33-0804655 (I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, $0.01 par value	Trading Symbol(s) ILMN	Name of each exchange on which registered The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 8.01	Other Events.

On October 13, 2021, Illumina, Inc. (the “Company”) and Robert Ragusa mutually agreed that Mr. Ragusa will step down from his role as the Chief Operations Officer at the Company and be appointed to the position of Chief Executive Officer of GRAIL, LLC (“GRAIL”), a wholly owned subsidiary of the Company, following the resignation of GRAIL’s previous chief executive officer, Hans Bishop.  Mr. Ragusa’s resignation as Chief Operations Officer of the Company and appointment as Chief Executive Officer of GRAIL are effective October 14, 2021.  Other than serving as Chief Executive Officer of GRAIL, Mr. Ragusa will have no other obligations or responsibilities at the Company.

A copy of the Company’s press release addressing the subject of this Current Report on Form 8-K is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated October 14, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 14, 2021

ILLUMINA, INC.

By:	/s/ Charles E. Dadswell
	Name:	Charles E. Dadswell
	Title:	Senior Vice President, General Counsel and Secretary